Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-15275, 333-15273, 333-15277, 333-35591, 333-38196, 333-66030, 333-124634, 333-150693, 333-173903 and 333-188429), and the Registration Statement on Form S-3 (Registration No. 333-186061) of Imation Corp. of our report dated March 15, 2016, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 15, 2016